Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated March 19, 2004, accompanying the consolidated financial statements and schedule for the year ended December 31, 2003 included in the Annual Report of Crimson Exploration Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Crimson Exploration Inc. on Form S-1 as amended (File No. 333-116048) and to the use of our name as it appears under the caption "Experts."



/s/ WEAVER AND TIDWELL, L.L.P.
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WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
August 16, 2006